UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2013

Date of Report (Date of earliest event reported)

ALLERGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On January 22, 2013, Allergan, Inc., a Delaware corporation (“Allergan”), and Groundhog Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Allergan (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MAP Pharmaceuticals, Inc., a Delaware corporation (“MAP”), pursuant to which Allergan and Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of MAP (the “Shares”) at a price of $25.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes (the “Offer Price”). Subject to the terms and conditions of the Merger Agreement, following consummation of the Offer and subject to the approval of MAP’s stockholders (if required by applicable law), Purchaser will be merged with and into MAP, with MAP becoming a wholly owned subsidiary of Allergan (the “Merger”), with each Share outstanding immediately prior to the effective time of the Merger (other than Shares held in treasury or owned by Allergan, Purchaser or any of their subsidiaries or Shares held by stockholders who have properly exercised their appraisal rights) being converted into the right to receive the Offer Price (the “Merger Consideration”).

The consummation of the Offer is subject to certain conditions, including, among others, the following: (i) MAP stockholders shall have validly tendered in the Offer the number of Shares which, when taken together with any Shares owned by Allergan and its subsidiaries, represents a majority of the outstanding Shares on a fully diluted basis, (ii) the expiration or termination of the applicable waiting periods required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the absence of a material adverse effect on MAP and (iv) certain other customary conditions. The consummation of the Offer is not subject to any financing condition.

Pursuant to the Merger Agreement, MAP has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable after the completion of the Offer, to purchase, at a price per Share equal to the Offer Price, an aggregate number of Shares that, when added to the number of Shares owned by Allergan and its subsidiaries, including Purchaser, at the time of such exercise, constitutes one Share more than 90% of the Shares then outstanding. The exercise of the Top-Up Option is subject to certain terms and conditions set forth in the Merger Agreement, including the availability of a sufficient number of Shares authorized under MAP’s certificate of incorporation.

Immediately prior to the effective time of the Merger, each outstanding MAP stock option will be cancelled and converted into the right to receive a cash payment (subject to any applicable withholding or other taxes and certain other amounts specified in the Merger Agreement) equal to the product of (i) the total number of Shares subject to such MAP stock option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share under such MAP stock option; provided, that if the exercise price per Share under any such MAP stock option is equal to or greater than the Merger Consideration, then such MAP stock option shall be cancelled without any cash payment being made in respect thereof. Immediately prior to the effective time of the Merger, each outstanding MAP restricted stock unit, whether or not then vested, will be cancelled and converted into the right to receive the Merger Consideration.

The Merger Agreement includes customary representations, warranties and covenants of MAP, Allergan and Purchaser, including covenants (i) to as promptly as reasonably practicable effect all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other applicable laws with respect to the Offer and the Merger, (ii) for each of the parties to use their commercially reasonable efforts to take, or cause to be taken, all appropriate action to consummate and make effective the Offer, the Merger and the other transactions contemplated by the Merger Agreement, and (iii) for MAP to conduct its business in the ordinary course and to be bound by customary restrictions relating to the operation of its business until the effective time of the Merger or termination of the Merger Agreement.

Pursuant to the Merger Agreement, MAP shall not, and shall cause its subsidiaries and representatives not to, directly or indirectly (i) solicit, initiate, seek or knowingly encourage, induce or facilitate or take any action to solicit, initiate or seek or knowingly encourage, induce or facilitate any inquiry, expression of interest, proposal or offer that constitutes, relates to or could reasonably be expected to lead to an acquisition proposal, (ii) enter into, participate in, maintain or continue any discussions or negotiations relating to, or that could reasonably be expected to lead to, any acquisition proposal (other than with Allergan or Purchaser), (iii) furnish to any person other than Allergan or Purchaser any non-public information in connection with or in response to an acquisition proposal or an inquiry or indication of interest that could reasonably be expected to lead to an acquisition proposal, or (iv) enter into any agreement, letter of intent or contract providing for the consummation of any or otherwise relating to an acquisition proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an acquisition proposal. However, subject to the satisfaction of certain conditions in the Merger Agreement, MAP and its board of directors (the “MAP Board”) would be permitted to take certain actions, including changing the MAP Board’s recommendation that MAP stockholders accept the Offer and, if applicable, approve the Merger Agreement (“Change of Board Recommendation”), (i) following the receipt of an unsolicited acquisition proposal, if the MAP Board determines in good faith, after consultation with outside counsel, that the failure to take such actions would be inconsistent with the fiduciary duties owed by the MAP Board to the MAP stockholders under applicable law, or (ii) if the MAP Board has determined in good faith, after consultation with outside counsel, that, in light of facts, events and/or circumstances that have developed since the date of the Merger Agreement and prior to the time that Purchaser accepts the Shares in the Offer and of which the MAP Board did not, as of the date of the Merger Agreement, have knowledge and that were not reasonably foreseeable by the MAP Board as of or immediately prior to the date of the Merger Agreement after due inquiry of MAP’s executive management team (an “Intervening Event”) and taking into account the results of any negotiations with, and offer from, Allergan as contemplated by the Merger Agreement, the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties owed by the MAP Board to the MAP stockholders under applicable law.

The Merger Agreement can be terminated by Allergan or MAP under certain circumstances. MAP will be required to pay Allergan a termination fee in the amount of $36 million should MAP terminate the Merger Agreement in order to accept a superior proposal or if Allergan terminates the Merger Agreement following a Change of Board Recommendation, including with respect to the occurrence of an Intervening Event.

The Merger Agreement has been unanimously approved by the boards of directors of both MAP and Allergan, and the MAP Board has unanimously recommended that the stockholders of MAP tender their Shares in the Offer and, if necessary, vote to approve the Merger.

Tender and Support Agreement

In connection with the Merger Agreement, Allergan and certain MAP stockholders, who together hold approximately 9.36% of the outstanding Shares, have entered into a tender and support agreement dated as of January 22, 2013 (the “Tender and Support Agreement”). The Tender and Support Agreement provides, among other things, that these MAP stockholders shall validly tender all of their Shares in the Offer and, if applicable, vote their Shares in favor of adopting the Merger Agreement. These MAP stockholders have also agreed not to withdraw tendered Shares unless Allergan terminates the Offer in accordance with the terms of the Merger Agreement, or the Tender and Support Agreement has been terminated in accordance with its terms. The Tender and Support Agreement allows certain of the MAP stockholders who, as of the date of the Tender and Support Agreement, are parties to a written plan for trading Shares in accordance with Rule 10b5-1 under the Exchange Act (each, a “10b5-1 Plan”), to sell pursuant to such stockholder’s 10b5-1 Plan up to that number of Shares indicated on Schedule A to the Tender and Support Agreement as permitted to be sold under such 10b5-1 Plan, which Shares will be those issued upon the exercise of stock options outstanding as of the date of the Tender and Support Agreement or Shares outstanding as of the Tender and Support Agreement, as the case may be, solely as specified in Schedule A to the Tender and Support Agreement.

The foregoing summaries of (i) the Merger Agreement and the transactions contemplated thereby, and (ii) the Tender and Support Agreement and the transactions contemplated thereby, in each case, do not purport to be complete and are subject to, and qualified in their entirety by the Merger Agreement, attached hereto as Exhibit 2.1, and the Tender and Support Agreement, attached hereto as Exhibit 99.1, which are incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Allergan, Purchaser or MAP, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between MAP, Allergan and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about MAP, Allergan or Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Item 8.01. Other Events.

On January 22, 2013, Allergan and MAP issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” relating to the acquisition of MAP by Allergan. All statements other than historical facts included in this Form 8-K, including but not limited to statements about the commencement of the tender offer and any assumptions underlying the foregoing, are forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s expectations and projections. Risks and uncertainties include, among other things: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of MAP’s stockholders will tender their stock in the tender offer; the possibility that various closing conditions to the tender offer and merger transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; that the FDA or other regulatory authorities do not approve LEVADEX® in the manner desired by Allergan, on a timely basis, or at all; that there is a material adverse change to MAP; that the integration of MAP’s business into Allergan is not as successful as expected; the failure of Allergan to achieve the expected financial and commercial results from the transaction; other business effects, including effects of industry, economic or political conditions outside of the company’s control; transaction costs; actual or contingent liabilities; as well as other cautionary statements contained elsewhere herein and in Allergan and MAP’s periodic reports filed with the SEC, including current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required by law. Additional information concerning these and other factors can be found in our filings and MAP’s filings with the SEC. Additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636. Additional information about MAP is available at www.mappharma.com.

Additional Information and Where to Find It

The tender offer described in this Form 8-K has not yet commenced, and this Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell Shares of common stock of MAP. At the time the tender offer is commenced, Allergan and its new wholly owned subsidiary, Groundhog Acquisition, Inc., will file with the SEC a Tender Offer Statement on Schedule TO, and MAP will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. MAP stockholders and other investors are strongly advised to read the tender offer materials (including the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement because they will contain important information which should be read carefully before any decision is made with respect to the tender offer. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available for free at the SEC’s website at www.sec.gov. Free copies of these materials and certain other tender offer documents will be made available by the information agent for the tender offer.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, Allergan and MAP file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Allergan and MAP at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Allergan’s and MAP’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc. and MAP Pharmaceuticals, Inc.

99.1	Tender and Support Agreement, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc. and certain stockholders of MAP Pharmaceuticals, Inc.

99.2	Joint Press Release issued by Allergan, Inc. and MAP Pharmaceuticals, Inc., dated as of January 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date:	January 22, 2013	By:	/s/ Matthew J. Maletta
		Name:	Matthew J. Maletta
		Title:	Vice President,
Associate General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc. and MAP Pharmaceuticals, Inc.

99.1	Tender and Support Agreement, dated as of January 22, 2013, by and among Allergan, Inc., Groundhog Acquisition, Inc. and certain stockholders of MAP Pharmaceuticals, Inc.

99.2	Joint Press Release issued by Allergan, Inc. and MAP Pharmaceuticals, Inc., dated as of January 22, 2013